UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ENERGOUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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3590 North First Street, Suite 210

San Jose, California 95134

April 5, 2019

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Energous Corporation to be held at 11:00 a.m., local time, on Wednesday, May 15, 2019, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Stephen R. Rizzone
President and Chief Executive Officer

ENERGOUS CORPORATION

3590 North First Street, Suite 210

San Jose, California 95134

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2019

To the Stockholders of Energous Corporation:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Wednesday, May 15, 2019 at 11:00 a.m., local time, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California, for the following purposes:

•	To elect eight members of the Board of Directors;
•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2019; and
•	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only Energous stockholders of record at the close of business on March 18, 2019, the record date of this meeting fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. If you plan to attend the meeting and you require directions, please call us at (408) 963-0200.

By Order of the Board of Directors,

Stephen R. Rizzone
President and Chief Executive Officer

San Jose, California

April 5, 2019

PROXY STATEMENT

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

3590 North First Street, Suite 210

San Jose, California 95134

INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors (“Board”) of Energous Corporation (“Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with our 2019 annual meeting of stockholders, which will take place on Wednesday, May 15, 2019, 11:00 a.m., local time, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about April 5, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

You have received this because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this Proxy Statement for the annual meeting;
•	a proxy card for the annual meeting; and
•	the 2018 Annual Report to Stockholders, which consists of our 2018 Annual Report on Form 10-K.

What items will be voted on at the annual meeting?

There are two proposals scheduled to be voted on at the annual meeting:

•	election of eight director nominees nominated by our Board of Directors;
•	ratification of the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Board is not aware of any other matters to be brought before the annual meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board of Directors presented in this proxy statement;
•	FOR the ratification of the appointment of Marcum as our independent registered public accounting firm for 2019.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•	Energous stockholders as of the close of business on March 18, 2019;
•	holders of valid proxies for the annual meeting; and
•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board of Directors set March 18, 2019 as the record date for the 2019 annual meeting. All record holders of Energous common stock as of the close of business on that date are entitled to vote at the meeting. Each share of common stock is entitled to one vote. As of the record date, there were 30,310,271 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record, or registered stockholder, is a person whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, Equiniti Trust Company Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a stockholder of record. For shares held in street name, the stockholder of record is the bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to do so.

How do I vote?

You may vote by any of the following methods:

•

In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the annual meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail. Stockholders of record may vote by signing and returning the proxy card provided.
•	By phone or Internet. You may vote by proxy, by phone or by Internet, by following the instructions provided in the accompanying proxy card or the voting instruction card provided.
•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

For questions about your stock ownership or the annual meeting, you may contact us through our website at http://www.energous.com/contact/ or, if you are a registered holder, our transfer agent, Equiniti Trust Company

Shareowner Services, by email through the Equiniti Trust Company Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or toll free at (800) 468-9716.

If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-888-518-6799 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com

How can I change or revoke my vote?

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Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation, c/o Secretary, at 3590 North First Street, Suite 210, San Jose, California 95134 or by submitting another vote on or before May 15, 2019.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the annual meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors is considered to be a non-routine matter under applicable rules. Brokers and other nominees cannot vote without shareholder instructions on non-routine matters, so there are likely to be broker non-votes on this proposal.

The ratification of the appointment of Marcum as our independent registered public accounting firm for 2019 is considered to be a routine matter under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to this proposal.

What is the quorum for the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business and a quorum at the annual meeting.

What is the voting requirement to approve each of the proposals?

The following are the vote requirements for each proposal:

•	Proposal 1, Election of Directors. The nominees receiving the highest number of votes will be elected as members of our Board.
•

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2019 will be approved if the number of votes cast “FOR” the proposal at the annual meeting exceeds the number of votes cast “AGAINST” the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum is present. Broker non-votes and abstentions are not counted as votes cast on non-routine proposals and, therefore will have no effect on the proposals regarding the election of directors. We expect no broker non-votes on the appointment of Marcum as our independent registered public accounting firm for 2019, and abstentions will have no effect on that proposal.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce the results of voting at the annual meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2020 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in these Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders must be received no later than December 6, 2019. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134.

Requirements for Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2020 annual meeting, must be delivered to our Secretary at 3590 North First Street, Suite 210, San Jose, California 95134 not earlier than the close of business on January 16, 2020 and not later than the close of business on February 15, 2020. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board has determined that each of Mr. Cooper, Mr. Gaulding, Mr. Griffin, Mr. Jackson, Ms. Lindstrom, Mr. Alexopoulos and Mr. Fairfax is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). The Board has also determined that all of members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors and meet any other requirements for membership on those specific committees under applicable Nasdaq and SEC rules.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board. Executive sessions do not include any non-independent directors and are led by the Chairman of the Board.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer. The Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board has reviewed our current Board leadership structure in light of the composition of the Board, the size of our company, the nature of the Energous business and other relevant factors. We currently have a Chief Executive Officer and a separate Chairman of the Board. The Board believes that having an independent Chairman helps to ensure that management will be subject to independent and objective oversight and that the independent directors have an active voice in the governance of the Company. Mr. Rizzone serves as our Chief Executive Officer and Mr. Griffin serves as the Chairman of the Board. Mr. Gaulding serves as Chairman Emeritus.

Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board or to the individual director or directors, in each case, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has adopted a policy concerning director nominations, which is available at www.energous.com and summarized below.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board in the context of the needs of the business and the current composition and needs of the Board.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, and personal integrity and sound business judgment. The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board. All candidates for director nominee must have time available to devote to their service on the Board. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting Board nominees for election by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for Board approval as director nominees for election to the Board. The Corporate Governance and Nominating Committee also recommends candidates for Board appointment to Board committees.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
•

the class and number of shares of our equity securities that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•

a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•	the name of the individual recommended for consideration as a director nominee;
•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;
•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;
•	the recommended candidate’s beneficial ownership in our securities;
•	any relationships between the recommended candidate and us which may constitute a conflict of interest; and
•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing Board members, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.

Policy Governing Director Attendance at Annual Meetings of Stockholders

While we do not have a formal policy governing director attendance at our annual meeting of stockholders, we do encourage our directors to attend. All Board members then serving attended the 2018 annual meeting of stockholders.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us, upon a request directed to Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.

The Board of Directors and its Committees

Board of Directors

Our bylaws state that the number of directors constituting the Board of Directors shall be determined by resolution of the Board, and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of members of our Board is currently fixed at eight.

During 2018, our Board met eight times, our Audit Committee met four times and our Compensation Committee met four times. The Corporate Governance and Nominating Committee did not meet in 2018, and its functions were performed by the Board as a whole. All directors attended at least 75% of the aggregate of all meetings of the Board and Board committees on which he or she served during 2018.

The Board currently has three standing committees – a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee. Each standing committee has a charter that has been approved by the Board, a copy of which is available at the investor relations page on our website www.energous.com. Each committee reviews the appropriateness of its charter annually, or at such other interval as the committee determines. The Board and each of its standing committees has authority to engage its own advisors and consultants.

The following table sets forth the current members of each Board standing committee:

Name	Audit	Compensation	Corporate Governance and Nominating
John R. Gaulding	X	X	Chair
Robert J. Griffin	X	Chair
Rex S. Jackson	Chair
Carol Lindstrom		X	X
Nicolaos G. Alexopoulos			X

Committees

Audit Committee. Our Audit Committee consists of Mr. Jackson (Chair), Mr. Griffin and Mr. Gaulding. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has appointed Mr. Jackson as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board on the adequacy of our financial reporting process and system of internal control over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders, and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. Our Compensation Committee consists of Mr. Griffin (Chair), Mr. Gaulding and Ms. Lindstrom, each of whom is a non-employee director as defined in Rule 16b-3 under the Exchange Act, and an independent director within the meaning of the Nasdaq director independence standards. The Compensation Committee (1) discharges the responsibilities of the Board relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans.

The Compensation Committee engaged Compensia, Inc., a nationally-recognized independent compensation consultant, to provide competitive benchmarking and recommendations regarding the design, form and amount of our compensation arrangements with our Chief Executive Officer. At the Compensation Committee’s request, the consultant does not provide any services to us other than the assistance it provides to the Compensation Committee. The consultant reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the committee.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Gaulding, Ms. Lindstrom and Mr. Alexopoulos. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board and its committees, (2) considers the director candidate recommendation submitted from stockholders, (3) assists the Board in evaluating the performance of directors and Board committees, (4) advises the Board regarding the appropriate board leadership structure, (5) reviews and makes recommendations to the Board on corporate governance and (6) reviews Board size and composition and recommends any changes it deems advisable to the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as one of our employees in 2018 or has ever served as one of our officers. During 2018, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of an entity, an executive officer of which served on our Board or Compensation Committee.

Role of the Board in Risk Oversight

The Board administers its risk oversight function directly and through the Audit Committee. The Board and Audit Committee regularly discuss with management our major risk exposures, their potential financial impact on us, and steps to monitor and control those risks.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors consists of eight members, all of whom the Board has nominated for election at the 2019 annual meeting of stockholders, to hold office until the next annual meeting and the election of their successors.

Shares represented by all proxies received and not marked to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. Each nominee has agreed to serve if elected and the Board knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.

Nominees

The following table sets forth the nominees for election to the Board at the annual meeting, along with the year such director was first elected as a member of our Board, and the positions with us held by each director.

Name	Year First Became Director	Position with Energous
Stephen R. Rizzone	2013	President, Chief Executive Officer, Director
John R. Gaulding	2014	Director, Chairman Emeritus
Robert J. Griffin	2014	Director, Chairman of the Board
Rex S. Jackson	2014	Director
Martin Cooper	2015	Director
Carol Lindstrom	2018	Director
Nicolaos G. Alexopoulos	2018	Director
Daniel W. Fairfax	2019	Director

Information about Director Nominees

Set forth below is background information about each director nominee, as well as information about the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve on the Board.

Stephen R. Rizzone, age 70, joined our Board in 2013 and served as Chairman of the Board from 2013 to February 2015. Mr. Rizzone has also served as our President and Chief Executive Officer since 2013. Mr. Rizzone has more than 45 years of executive management, marketing, sales and entrepreneurial experience in the data communications hardware, networking hardware and software, and silicon and optical components markets. Prior to joining us, Mr. Rizzone served as Chief Executive Officer and chairman of the board of Active Storage, Inc., a data storage company, from 2011 until 2012 and as the Chief Executive Officer and chairman of the board of Communicado, Inc., a voice and data communications networking company, from 2006 to 2009. Mr. Rizzone previously served as member of the board of Katzkin Leather, an automotive interiors company, from 2011 to November 2013 and the Los Angeles Regional Technology Alliance (LARTA), an entrepreneur and technology non-profit, from 2009 to 2011. Mr. Rizzone holds a B.A. in Public Administration from California State University at Fullerton. Our Board believes that Mr. Rizzone’s extensive industry, executive and board experience, as well as his service as our Chief Executive Officer, qualify him to serve as a member of our Board.

John R. Gaulding, age 73, joined our Board in 2014 and served as Chairman of the Board from February 2016 to March 2018. Since 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. Mr. Gaulding is a Co-Founder and Director Emeritus of Sage Partners, an advisory firm providing counsel on strategy and corporate governance issues. He is also Chairman Emeritus of Dominican University of California, where he served as Chairman and a Trustee for many years. Mr. Gaulding was a member of the Board of Monster Worldwide, Inc., an employment website company, until its dissolution in 2016. There, he chaired the Corporate Governance and Nominating Committee for 10 years and chaired the Audit Committee.

Mr. Gaulding’s extensive corporate board experience includes serving on the boards of directors of Yellow Media, Inc., a publisher of telephone directories, ANTs Software, Inc., an enterprise business management company, and ORTEL, a high–technology manufacturer of electro-optical devices used in the telecommunications industry. In the past, Mr. Gaulding served as Chairman and Chief Executive Officer of National Insurance Group, Inc., an insurance company, and non-executive Chairman of Novo Media, Inc., one of the first digital agencies. Mr. Gaulding was a founding director of Vino Volo, an airline terminal wine lounge company. Mr. Gaulding’s industry experience includes 15 years as a corporate officer, serving as Vice-President for Corporate Strategy and Development, for Pacific Telesis Group, President and Chief Executive Officer for Pacific Bell Yellow Pages, an advertising and publishing company, and President and Chief Executive Officer for ADP Claims Solutions Group, a claims solutions and information services company. Mr. Gaulding holds a B.S in Engineering from University of California, Los Angeles, a M.B.A. from the University of Southern California and an honorary Doctor of Laws from Dominican University of California. Our Board believes that Mr. Gaulding’s extensive executive and managerial experience qualify him to serve as a member of our Board of Directors.

Robert J. Griffin, age 52, joined our Board in 2014. Mr. Griffin has served as our chairman of the board since March 2018. Since 1997, Mr. Griffin has served as the founder and Chief Executive Officer of Griffin International Companies, a Minneapolis-based retail sales and marketing firm that licenses brands and technologies. Prior to founding Griffin International Companies, Mr. Griffin spent six years in various management roles at Best Buy Co., a consumer electronics company. Mr. Griffin holds a B.A. in Economics from Gustavus Adolphus College. Our Board believes that Mr. Griffin’s extensive executive leadership experience and in-depth knowledge of the retail industry and technology licensing qualify him to serve as a member of our Board.

Rex S. Jackson, age 59, joined our Board in 2014. Mr. Jackson is presently Chief Financial Officer of ChargePoint, Inc., a privately-held provider of electric vehicle charging solutions, which he joined in May 2018.  Previously, Mr. Jackson served as CFO of Gigamon Inc, a provider of active visibility into network traffic from October 2016 to March 2018, participating in the company’s go-private transaction in late 2017. Before that, Mr. Jackson served as CFO of Rocket Fuel Inc., an advertising technology company, from March 2016 to October 2016. Prior to Rocket Fuel, Mr. Jackson served as CFO of JDS Uniphase Corporation, a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators and network equipment manufacturers, from 2013 through September 2015, and drove the separation of JDS Uniphase into two independent public companies in August 2015. Mr. Jackson joined JDS Uniphase in 2011 as Senior Vice President, Business Services, with responsibility for Corporate Development, Legal, Corporate Marketing and Information Technology. Mr. Jackson served as CFO of Symyx Technologies from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Mr. Jackson previously served as acting CFO at Synopsys and held executive positions with Avago, AdForce and Read-Rite. Mr. Jackson holds a B.A. degree from Duke University and a J.D. from Stanford University. Mr. Jackson also currently serves on the board of directors of EMCORE Corporation, a provider of advanced, mixed-signal optical products. Our Board believes that Mr. Jackson’s accounting and financial expertise, general business acumen and significant executive leadership experience qualify him to serve as a member of our Board.

Martin Cooper, age 90, joined our Board in 2015. Since 2008, Mr. Cooper has served as Chairman of Dyna, LLC, a new business incubator and developer. Mr. Cooper has over 60 years of experience in the wireless business, having served on numerous boards of directors, participated in the creation of the cellular industry, and contributed to the technology of radio spectrum management. Mr. Cooper previously served as Corporate Director of Research and Development at Motorola, Inc., a telecommunications company, where he led a team credited with having conceived and created the first portable cellular telephone. Mr. Cooper was the founder of ArrayComm, Inc., a software firm specializing in antenna technologies for mobile phones and wireless internet connectivity. Mr. Cooper is a member of the National Academy of Engineering and serves on the Federal Communications Commission Technology Advisory Council and the United States Department of Commerce Spectrum Management Advisory Committee. Mr. Cooper has been awarded the National Academy of Engineering’s Draper Prize, the Marconi Prize, and is an Institute of Electrical and Electronics Engineers (IEEE) Centennial Medal awardee and Prince of Asturias Laureate awardee. Mr. Cooper holds a B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology. Our Board believes that Mr. Cooper’s extensive historical engagement in the formation and development of the cellular industry and his scientific and managerial background qualify him to serve as a member of our Board.

Carol Lindstrom, age 65, joined our Board in 2018. Ms. Lindstrom was a principal at Deloitte LLP for many years before retiring in May 2016, and served as its Vice Chairman for over eight years. As Vice Chairman, Ms. Lindstrom was responsible for building and leading businesses within Deloitte. She also served as Advisory Partner for some of Deloitte’s largest clients, built and led Deloitte’s Strategic Relationship Management group of over 100 Deloitte professionals leading some of their largest clients, built and led a relationship program focused on global clients, built Deloitte’s Workday HR and finance consulting business and led Deloitte’s Global and U.S. Alliances. Ms. Lindstrom joined Deloitte in 1993 and led the technology practice for many years. She has managed large scale technology projects and is aligned with many technology companies in Northern California. She served on the Deloitte LLP (US) Board for six years and the Deloitte DTTL Board (global) for eight years, where she led and participated on the Governance, Risk, and Evaluation and Compensation Committees, and served as the President of the Deloitte Foundation for many years. Ms. Lindstrom is a member of the board of directors of Genpact Ltd. and Exponent. Before joining Deloitte, Ms. Lindstrom was a partner at Andersen Consulting. She holds a B.A. degree from UCLA. Our Board believes that Ms. Lindstrom’s extensive experience in the fields of technology and consulting qualify her to serve as a member of our Board.

Nicolaos G. Alexopoulos, age 77, rejoined our Board in 2018. He previously served on our Board from 2014 to 2015 and has been a member of our Technical Advisory Board since March 2017. He has served as a member of the faculty of University of California, Los Angeles, School of Engineering and Applied Science in the Department of Electrical Engineering from 1969 to 1997. Mr. Alexopoulos served as the school’s Associate Dean for faculty affairs from 1986 to 1987 and he was Chair of the Department of Electrical Engineering from 1987 until 1992. In 1997, he moved to University of California, Irvine as a professor in the Department of Electrical Engineering and Computer Science, where he also served as the Dean of the Henry Samueli School of Engineering. Mr. Alexopoulos has served as Broadcom Corporation’s Vice President for Antennas, RF Technologies and University Relations, and he is currently the Vice President for Academic Programs and University Relations for the Broadcom Foundation. Over the years, he has also served as consultant to various domestic and foreign corporations and the U.S. government. He has been a member and an editor-in-chief of the editorial board of professional journals, and a widely published author of professional papers. Mr. Alexopoulos has 11 issued patents with more than 20 pending. Mr. Alexopoulos received B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Michigan, Ann Arbor. He has received an honorary doctorate from the National Technical University of Athens, and an Honorary Doctor of Science from Chapman University. He was elected to the United States National Academy of Engineering. Our Board believes that Mr. Alexopoulos’s extensive technical experience in the fields of microwave circuits, antennas, and structures for low observable technologies qualify him to serve as a member of our Board.

Daniel W. Fairfax, age 63, joined our board in 2019. He is the former Senior Vice President and Chief Financial Officer for Brocade Communication Systems (“Brocade”), where he was an executive from 2011 until December 2017. Broadcom acquired Brocade in November 2017. Mr. Fairfax also served as Brocade’s Vice President of Global Service and Support from September 2009 until June 2011 and as vice president of Business Operations from January until September 2009, following Brocade’s acquisition of Foundry Networks, where Mr. Fairfax served as CFO. Prior to joining Foundry Networks, Mr. Fairfax served as the Chief Financial Officer of technology companies, including GoRemote Internet Communications, Ironside Technologies, Inc., Acta Technology and NeoVista Software. Prior to those appointments, he held a variety of senior financial management and operations positions at Siemens and Spectra-Physics.  He began his career as a consultant with the National Telecommunications Practice Group of Ernst & Young. Mr. Fairfax holds a B.A. degree from Whitman College and an MBA from The University of Chicago Booth School of Business. Mr. Fairfax also currently serves on the board of directors of Saama Technologies, a privately held provider of an advanced suite of AI-enabled clinical data analytics products and related services. Our Board believes that Mr. Fairfax’s accounting and financial expertise, general business acumen and significant executive leadership experience qualify him to serve as a member of our Board.

Director Compensation

Compensation of our non-employee directors includes a cash component and an equity component. Employee directors are not compensated for serving on the Board.

Each non-employee director receives cash compensation consisting of an annual retainer of $50,000, and the following annual amounts, as applicable:

Chairman of the Board	$50,000
Lead Independent Director	$25,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$5,000
Corporate Governance and Nominating Committee Chair	$10,000
Corporate Governance and Nominating Committee Member	$5,000

Each non-employee director receives equity compensation in the form of restricted stock units (“RSUs”) for shares of our common stock. Upon first appointment or election to the Board (and in January 2018, when this director compensation program was adopted), each such director receives an initial RSU award covering a number of shares equal to $300,000 divided by the fair market value of our common stock, vesting in three equal annual installments. Each year, the director receives a refresh RSU covering a number of shares equal to $100,000 divided by the fair market value of our common stock, vesting on the third anniversary of the grant date. In addition, the Chairman of the Board receives an RSU covering 20,000 shares that vests after one year, and the Chairman Emeritus receives an RSU covering 5,000 shares that vests after one year. Equity compensation for directors accelerates upon a change of control. Equity awards under our non-employee director compensation policy are granted pursuant to our Non-Employee Equity Compensation Plan. Fair market value of our common stock is determined by averaging the closing trading prices of our common stock for the 30 consecutive trading days prior to the grant date.

The following table sets forth information about the compensation of each non-employee director who served on our Board during 2018:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
John R. Gaulding	$85,972	$1,160,094	—		$1,246,066
Martin Cooper	$50,000	$601,594	$40,000	(2)	$691,594
Robert J. Griffin	$114,028	$601,594	—		$715,622
Rex S. Jackson	$71,097	$601,594	—		$672,691
Carol Lindstrom	$46,833	$299,997	—		$346,830
Nicolaos Alexopoulos	$42,931	$299,997	—		$342,928

(1)

The amounts shown in this column indicate the grant date fair value of RSUs granted in the subject year computed in accordance with FASB ASC Topic 718 (which were calculated with a grant date fair value of $22.34 per share for awards granted on January 2, 2018 and $17.59 per share for awards granted on March 21, 2018). For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our most recent Annual Report on Form 10-K.

(2)	Represents fees for consulting services performed by Mr. Cooper.

The aggregate number of stock awards and option awards outstanding as of December 31, 2018 and held by non-employee directors were as follows:

Name	Shares Subject to Outstanding Stock Awards	Shares Subject to Outstanding Stock Option Awards
John R. Gaulding	57,766	—
Martin Cooper	32,766	—
Robert J. Griffin	32,766	25,979
Rex S. Jackson	32,766	15,768
Carol Lindstrom	17,055	—
Nicolaos Alexopoulos	18,555	—
Daniel W. Fairfax	N/A	N/A

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE

DIRECTOR NOMINEES

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such selection. We are presenting this selection to our stockholders for ratification at the annual meeting.

Marcum audited our financial statements for 2018. No representative of Marcum is expected to be present at the 2019 annual meeting.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2019 annual meeting, in person or by proxy, on such ratification. If our stockholders fail to ratify the selection of Marcum as the independent registered public accounting firm for 2019, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Marcum periodically rotates the individuals who are responsible for the Energous audit.

The following table sets forth the aggregate fees billed or expected to be billed by Marcum for 2018 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2018	2017
Audit Fees (1)	$170,542	$167,581
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$170,542	$167,581

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Marcum during 2018 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which equity securities are authorized for issuance to our employees and directors: the 2013 Equity Incentive Plan, the Non-Employee Equity Compensation Plan, the 2015 Employee Stock Purchase Plan, the Performance Share Unit Plan, and the 2017 Equity Incentive Plan. All of these plans were approved by our stockholders. The following table presents information about our equity plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities outstanding)
Equity compensation plans approved by security holders	2,754,652	(1)	$5.65	(2)	3,777,265	(3)
Equity compensation plans not approved by security holders	371,016	(4)	$3.63	(2)	—
Total	3,125,668		$5.47	(2)	3,777,265

(1)	Includes 2,124,137 outstanding restricted stock units under plans approved by our security holders and options to purchase 630,515 shares of common stock.
(2)	Does not include restricted stock units, which have no exercise price.
(3)

Includes securities to be issued upon exercise of outstanding awards and 1,707,485 shares available for issuance under our 2013 Equity Incentive Plan and 366,829 shares available for issuance under our Non-Employee Equity Compensation Plan.

(4)

Includes outstanding RSUs covering 345,037 shares issued as inducement awards, which vest in four equal annual installments on the anniversary of the employees’ hire dates. Also includes an option to acquire 25,979 shares, at an exercise price of $3.63 per share, that was awarded to a director in 2014 in connection with his appointment to the Board.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each member of our Board of Directors, and each nominee for election to our Board;
•	each named executive officer identified in the Summary Compensation Table below; and
•	all of our executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 210, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned, except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs and PSUs that may vest, within 60 days after March 15, 2019 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of March 15, 2019 are calculated based upon 29,742,516 shares outstanding on that date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Nicolaos G. Alexopoulos (1)	9,435	*
Martin Cooper	58,555	*
John R. Gaulding	103,851	*
Robert J. Griffin (2)	94,265	*
Rex S. Jackson (3)	68,383	*
Carol Lindstrom (4)	6,346	*
Daniel W. Fairfax (5)	—	—
Stephen R. Rizzone (6)	1,646,639	5.3%
Brian Sereda (7)	59,839	*
Neeraj Sahejpal	38,834	*
All directors and all executive officers as a group (11 persons) (8)	2,158,917	7.0%
Five Percent Stockholders
Dialog Semiconductor plc (9)	3,157,256	10.1%
Emily and Malcolm Fairbairn (10)	1,847,012	5.9%
DvineWave Holdings LLC (11)	1,574,812	5.3%
BlackRock Inc.(12)	1,492,618	5.0%

*	Represents less than 1% of our outstanding shares of common stock.
(1)	Includes 3,750 shares held and 5,685 shares issuable upon the settlement of RSUs.
(2)	Includes 52,615 shares held, 25,979 shares issuable upon exercise of options and 15,671 shares issuable upon settlement of RSUs.
(3)	Includes 52,615 shares held and 15,768 shares issuable upon exercise of options.
(4)	Includes 661 shares held and 5,685 shares issuable upon settlement of RSUs.
(5)	Mr. Fairfax was appointed to the Board on March 28, 2019 and will be compensated consistent with our director compensation policy.

(6)

Includes 554,140 shares held, 524,744 shares issuable upon exercise of options, 417,755 shares issuable upon settlement of RSUs, and 150,000 shares issuable upon settlement of PSUs that have been earned and deferred until the earliest to occur of a separation from service, a change in control, or November 1, 2024.

(7)	Includes 47,824 shares held by Mr. Sereda and 12,015 shares held by the Sereda Family Trust.
(8)

Includes 1,009,000 shares held by all directors and executive officers as a group, 566,491 shares issuable to all directors and executive officers as a group upon exercise of options, 417,755 shares issuable upon settlement of RSUs, and 150,000 shares issuable upon settlement of PSUs that were earned and deferred until the earliest to occur of a separation from service, a change in control, or November 1, 2024.

(9)

Based upon a Schedule 13D filed by Dialog Semiconductor plc (“Dialog”) on July 10, 2017. Includes 1,739,691 shares held and 1,417,565 shares issuable upon exercise of warrants that are fully vested. The address for Dialog is 100 Longwater Avenue, Green Park, Reading RG2 6GP, United Kingdom.

(10)

Based upon a Schedule 13D filed by Malcolm Fairbairn on January 4, 2018. Malcolm and Emily Fairbairn own 228,889 shares and 1,618,123 shares issuable to Malcolm and Emily Fairbairn upon the exercise of vested warrants. The address for Malcolm and Emily Fairbairn is c/o Ascend Capital, LLC, 4 Orinda Way, Suite 200-C, Orinda, CA 94563.

(11)

Based upon a Form 4 filed on June 3, 2016. All of the shares are held by DvineWave Holdings LLC. DvineWave Irrevocable Trust dated December 12, 2012 (the “Trust”) is the manager of DvineWave Holdings LLC. Gregory S. Tamkin is the trustee of the Trust and has sole voting and investment power with respect to the shares. The address for Gregory S. Tamkin and DvineWave Holdings LLC is 1400 Wewatta Street, Suite 400, Denver, CO 80202.

(12)	Based upon Schedule 13G filed by BlackRock Inc. on February 4, 2019. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers, other than those discussed under Information About Director Nominees:

Name	Age	Position
Stephen R. Rizzone	70	President, Chief Executive Officer, Director
Brian Sereda	58	Senior Vice President and Chief Financial Officer
Cesar Johnston	55	Chief Operating Officer and Executive Vice President of Engineering
Neeraj Sahejpal	49	Senior Vice President of Marketing and Strategy

Brian Sereda joined Energous as Chief Financial Officer in July 2015, prior to which he held senior finance positions in leading technology companies, including semiconductor equipment, software and consumer electronics companies. He has extensive experience in corporate finance, capital markets and merger and acquisition transactions. From 2011 through April 2015 he was Chief Financial Officer of ActiveVideo, a developer of a software platform for managed service operators such as cable and telecommunication companies and oversaw its acquisition by Arris and Charter Communications in 2015. Previously, Mr. Sereda was Chief Financial Officer for Virage Logic, a Nasdaq-listed company that was a provider of semiconductor intellectual property, from 2008 to its acquisition by Synopsys in 2010. He also served as Chief Financial Officer of Proxim Wireless, a wireless networking company, from 2006 to 2008. Mr. Sereda received his M.B.A. from St. Mary’s College of California and a B.S. and B.A. from Simon Fraser University in Vancouver, B.C., Canada.

Cesar Johnston joined Energous in July 2014 and currently serves as Chief Operating Officer and Executive Vice President of Engineering, after holding various management roles at Marvell Semiconductor, a semiconductor company, from 2006 until 2013, including Vice President of Engineering for Wireless Connectivity from 2010 until his departure. Mr. Johnston was the Senior Director Engineering for Wi-Fi VLSI and Hardware development at Broadcom from 2004 until 2006. Mr. Johnston is a recognized pioneer in the development of wireless technologies, and he has been responsible for the introduction of multiple first-of generations of SISO and MIMO wireless products. Mr. Johnston is a Senior Member of the IEEE. Mr. Johnston received both a B.S. and M.S.E.E. from NYU Polytechnic School of Engineering and is listed as either inventor or co-inventor on 18 issued patents.

Neeraj Sahejpal joined Energous in November 2014 and currently serves as Senior Vice President of Marketing and Strategy. From 2009 to November 2014, he held various positions at Broadcom, most recently as Director, Product Marketing, Wireless Entertainment Connectivity. From 2005 to 2009, Mr. Sahejpal held a senior marketing position at PMC Sierra. Prior to that, Mr. Sahejpal co-founded Conifer Networks from 2004 to 2005 and held senior positions in ASIC design while working for Inkra Networks, NVIDIA and Oak Technology (now Zoran). Mr. Sahejpal received a B.Eng in Electronics and Communication from National Institute of Technology, Allahabad, India and a MSCE and M.B.A. in Entrepreneurship and Finance from Santa Clara University. Mr. Sahejpal has also completed the Executive Program in Strategic Marketing at the Stanford Graduate Business School.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our principal executive officer during 2018 and our two most highly compensated executive officers other than the individual who served as our principal executive officer during 2018 (collectively, the “named executive officers”):

Summary Compensation Table for 2018

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan		Stock Awards(1)		Option Awards	All Other Compensation	TOTAL
Stephen Rizzone,	2018	$365,000	$287,438	(2)	$—	(8)	—	—	$652,438	(2)
President and Chief Executive Officer	2017	$365,000	$202,301	(3)	$2,809,008	(9)	—	—	$3,376,309	(3)

Cesar Johnston	2018	$340,000	$267,750	(4)	$1,632,750	(10)	—	—	$2,240,500	(4)
Chief Operating Officer and Executive Vice President of Engineering	2017	$300,000	$124,706	(5)	$467,100	(11)	—	—	$891,806	(5)

Brian Sereda,	2018	$307,500	$222,656	(6)	$925,225	(12)	—	—	$1,455,381	(6)
Sr. Vice President and Chief Financial Officer	2017	$250,000	$124,706	(7)	$544,950	(13)	—	—	$919,656	(7)

(1)

Amounts shown in this column indicate the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to our audited financial statements included in our 2018 Annual Report on Form 10-K.

(2)

Represents 100% achievement of 2018 performance goals, including development of an international strategy regarding regulatory approvals and certifications, achievement of financing goals, and public relations goals.

(3)	Represents 100% achievement of 2017 performance goals, including completion of financing goals and development of technical solutions related to upcoming products.
(4)

Represents 100% achievement of 2018 performance goals, including completion of financing and revenue goals, the completion of project milestones within customer contracts, and the development of technical solutions related to upcoming products.

(5)

Represents 100% achievement of 2017 performance goals, including completion of financing and revenue goals, the development of technical roadmaps and the completion of technical milestones within customer contracts.

(6)	Represents 100% achievement of 2018 performance goals, including completion of financing goals and internal financial control of projects.
(7)	Represents 100% achievement of 2017 performance goals, including completion of financing rounds and internal financial control of projects.
(8)	No RSUs were granted in 2018.
(9)	Represents grant of RSUs covering 193,059 shares.
(10)	Represents grants of RSUs covering 75,000 shares.
(11)	Represents grant of RSUs covering 30,000 shares.
(12)	Represents grant of RSUs covering 42,500 shares.
(13)	Represents grant of RSUs covering 35,000 shares.

Outstanding Equity Awards at December 31, 2018

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2018.

	Options Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen Rizzone	28,198	$1.68	12/11/2023	61,557	(3)	$356,415	—	$—
	496,546	6.00	3/25/2024	75,000	(4)	434,250
				144,795	(5)	838,363
Cesar Johnston	—	—	—	21,250	(7)	123,038	—	—
				22,500	(5)	130,275
				7,500	(8)	43,425
				60,000	(9)	347,400
Brian Sereda	—	—	—	30,000	(6)	173,700	—	—
				22,500	(4)	130,275
				22,500	(5)	130,275
				42,500	(9)	246,075

(1)	Based on the closing price of our common stock on December 31, 2018, which was $5.79 per share.
(2)	No PSUs were outstanding as of December 31, 2018.
(3)	Represents unvested portion of RSU vesting in equal annual installments through February 26, 2019.
(4)	Represents unvested portion of RSU vesting in annual installments through August 18, 2020.
(5)	Represents unvested portion of RSU vesting in annual installments through February 23, 2021.
(6)	Represents unvested portion of RSU vesting in annual installments through July 13, 2019.
(7)	Represents unvested portion of RSU vesting in annual installments through August 18, 2019.
(8)	Represents unvested portion of RSU vesting in annual installments through March 8, 2019.
(9)	Represents unvested portion of RSU vesting in annual installments through January 2, 2022.

Employment Agreements and Change of Control Arrangements

Employment Agreements

Stephen Rizzone. Pursuant to our employment agreement with Stephen Rizzone, effective January 1, 2015, if Mr. Rizzone’s employment is terminated due to his death or disability, if Mr. Rizzone’s employment is terminated by us without cause, or if Mr. Rizzone resigns for good reason, he will have a period of one year post-termination to exercise the options awarded to him in December 2013, and if a Liquidation Event (as defined below) occurs prior to the termination of those option awards, they will immediately vest and become exercisable in full immediately prior to the consummation of the Liquidation Event. In addition, any outstanding deferred PSUs shall be immediately vested and paid in the event of a Liquidation Event, but any remaining unearned portion of the PSUs shall immediately be canceled and forfeited. If Mr. Rizzone’s employment is terminated due to his death or disability, Mr. Rizzone’s beneficiaries or estate will be entitled to receive (a) an amount equal to the sum of his base salary plus the target amount of his performance bonus for the year of termination, plus (b) any base salary that as shall have accrued but remain unpaid.

If Mr. Rizzone’s employment is terminated by the Company without cause or if he resigns for good reason, the Company shall pay him: (a) an amount equal to two times the sum of his base salary plus the target amount of his performance bonus for the year of termination, payable in substantially equal installments on a payroll period basis during 24-month period immediately following such termination of employment; (b) an amount equal to two years of COBRA premiums based on the terms of Company’s group health plan and Mr. Rizzone’s coverage under such plan as of the date of such termination of employment (regardless of any COBRA election actually made by him or the actual COBRA coverage period under Company’s group health plan), payable in payroll period installments on the same basis as the amount in clause (a) above; and (c) a performance bonus for the year of termination based on actual performance and prorated based on the number of days in the performance year through the date of such termination of employment, payable in cash at the same time bonuses are paid to other employees of Company for such performance year but not later than March 15 of the following year. In addition, any remaining unearned portion of the PSUs shall be immediately canceled and forfeited, and any other outstanding, unvested time-based equity awards other than the option awards described above shall immediately vest to the extent such award was scheduled to vest during the two-year period immediately following such termination of employment.

If Mr. Rizzone resigns without good reason or is terminated by the Company for cause, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation or termination. In addition, upon such termination of employment, all deferred PSUs and any remaining unearned portion of the PSUs shall be immediately canceled and forfeited.

In connection with his employment agreement, Mr. Rizzone has also entered into a Non-Competition and Non-Solicitation Agreement with the Company, which prohibits him from competing with the Company and soliciting clients, customers, business partners or employees from the Company for a two-year restricted period in the event of the termination of his employment with the Company for any reason within two years after a transaction resulting in a Liquidation Event (as defined below) or the sale or disposal of all of his ownership interest in the Company. For purposes of Mr. Rizzone’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than 50% of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

Mr. Rizzone is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Rizzone is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Cesar Johnston. In April 2018, the Company and Mr. Johnston entered into a Severance and Change of Control Agreement, under which the Company agreed that that if Mr. Johnston is terminated within 12 months after a change in control, for any reason other than good cause or as the result of a resignation for good reason (a “Qualifying CiC Termination”), he will receive a lump sum equal to 12 months of his monthly base salary, an amount equal to 100% of his target bonus, and may receive a prorated bonus for the year in which the termination occurs. In addition, to the extent allowable, 100% of Mr. Johnston’s equity awards will accelerate and become vested.  If Mr. Johnston is terminated more than 12 months after a change in control, for any reason other than good cause or as the result of a resignation for good reason, (a “Qualifying Non-CiC Termination”), he will receive a lump sum equal to 12 months of his monthly base salary and 100% of his annual target bonus, and he may receive a prorated discretionary bonus for the year in which the termination occurs. In addition, the equity awards that would vest in the next 12 months of continuing employment will accelerate and become vested. Finally, in both a Qualifying CiC termination and a Qualifying Non-CiC Termination, if requested by Mr. Johnston, the Company will pay 12 months of COBRA premiums based on the terms of Company’s group health plan.

Brian Sereda. In April 2018, the Company and Mr. Sereda entered into an amendment to his Severance and Change of Control Agreement, under which the Company agreed that if Mr. Sereda is terminated in a Qualifying CiC Termination, he will receive a lump sum equal to 12 months of his monthly base salary, an amount equal to 100% of his target bonus, and may receive a prorated bonus for the year in which the termination occurs. In addition, to the extent allowable, 100% of Mr. Sereda’s equity awards will accelerate and become vested. If Mr. Sereda is terminated in a Qualifying Non-CiC Termination, he will receive a lump sum equal to 12 months of his monthly base salary and 100% of his annual target bonus, and he may receive a prorated discretionary bonus for the year in which the termination occurs. In addition, the equity awards that would vest in the next 12 months will accelerate and become vested. Finally, in both a Qualifying CiC Termination and a Qualifying Non-CiC Termination, if Mr. Sereda elects, the Company will pay 12 months of COBRA premiums based on the terms of Company’s group health plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements that are described in “Executive Compensation,” in 2018 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be involved, in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our Board has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee comprises Mr. Jackson, Mr. Griffin and Mr. Gaulding. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and has discussed them with both management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Marcum their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Marcum with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Rex S. Jackson, Chair
Robert J. Griffin
John Gaulding

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater-than 10% stockholders complied with all applicable filing requirements on a timely basis during 2018, except the following: one report covering a total of one transaction, that was filed late by Mr. Cooper; one report covering a total of one transaction, that was filed late by Mr. Gaulding; one report covering a total of one transaction, that was filed late by Mr. Griffin; one reports covering a total of one transactions, that was filed late by Mr. Jackson; one report covering one transaction, that was filed late by Mr. Rizzone; and one report covering a total of one transaction, that was filed late by Mr. Sereda.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2019

The proxy statement and 2018 annual report to stockholders are available at www.proxyvote.com.

A copy of the Company’s 2018 Annual Report is available without charge upon written request to: Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2019 annual meeting other than those items stated above. If any other business should come before the 2019 annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.

Energous THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0000413136_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Stephen R. Rizzone 02 Martin Cooper 03 John R. Gaulding 04 Robert J. Griffin 05 Rex S. Jackson 06 Carol Lindstrom 07 Nicolaos G. Alexopoulos 08 Dan Fairfax ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2019. NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000413136_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Shareholder Letter is/are available at www.proxyvote.com ENERGOUS CORPORATION Proxy for Annual Meeting of Stockholders May 15, 2019 11:00 a.m. local time This proxy is solicited by the Board of Directors The undersigned hereby appoints John R. Gaulding and Stephen R. Rizzone, and each of them, with the power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Energous Corporation to be held May 15, 2019 at 11:00 a.m. local timel, at the Company's offices located at 3590 North First Street, Suite 210, San Jose, CA 95134 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side